EXCHANGE AGREEMENT

                                  BY AND AMONG

                     CENTURY PACIFIC FINANCIAL CORPORATION,

                                BELLA ROSE, LLC,

                        EACH MEMBER OF BELLA ROSE, LLC,

                         VERSATILE ENTERTAINMENT, INC.,

             AND EACH STOCKHOLDER OF VERSATILE ENTERTAINMENT, INC.





                          DATED AS OF OCTOBER 28, 2005



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                                       36


                               EXCHANGE AGREEMENT


      THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of October 28, 2005, by and among Century Pacific Financial Corporation, a Delaware corporation ("Century"), Bella Rose, LLC, a California limited liability company ("Bella"), all of the members of Bella listed under the caption "Members" on the signature page hereof, Versatile Entertainment, Inc., a California corporation ("Versatile"), and all of the stockholders of Versatile listed under the caption "Stockholders" on the signature page hereof, together with each person becoming a Member or Stockholder prior to the closing of the transactions contemplated hereunder who shall execute a counterpart signature of this Agreement. Bella and Versatile may be referred to herein collectively as the "Companies" and individually as the "Company." The Members shall be referred to herein collectively as the "Members" and individually as the "Member." The Stockholders shall be referred to herein collectively as the "Stockholders" and individually as the "Stockholder."


                                    RECITALS

      A. The Members own all of the Interests (as defined in Section 1.1) of Bella, and the Stockholders own all of the Versatile Shares (as defined in Section 1.1).

      B. Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund") owns the majority of the outstanding shares of common stock of Century.

      C. Century desires to acquire all of the Interests from the Members and all of the Versatile Shares from the Stockholders in exchange for shares of Century's preferred stock, and the Members and Stockholders desire to contribute all of the Interests and Versatile Shares, respectively, to Century in exchange for shares of Century's preferred stock, on the terms and conditions hereinafter set forth.

      D. As a condition and inducement to the parties' willingness to enter into this Agreement, at or prior to Closing (as defined in Section 1.2), KRM Fund, Colin Dyne and Daniel S. Guez will enter into a voting agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

      E. The parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   EXCHANGE

      1.1 Exchange. At the Closing and subject to and upon the terms and conditions of this Agreement, the Members agree to contribute, transfer, assign and deliver to Century, and Century agrees to acquire from the Members, all of the outstanding membership interests of Bella ("Interests") owned by the Members as specifically set forth on Schedule 1.1 hereto. As of Closing, the Interests shall constitute all of the issued and outstanding Interests of Bella.

      At the Closing and subject to and upon the terms and conditions of this Agreement, the Stockholders agree to contribute, transfer, assign and deliver to Century, and Century agrees to acquire from the Stockholders, all of the outstanding shares of capital stock of Versatile ("Versatile Shares") owned by the Stockholders as specifically set forth on Schedule 1.1 hereto. As of Closing, the Versatile Shares shall constitute all of the issued and outstanding Versatile Shares.

      The exchange of Interests and Versatile Shares contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the "Transaction" or the "Transactions." Notwithstanding anything contained herein to the contrary, the exchange of the Interests and the Versatile Shares shall be deemed to occur simultaneously at Closing.

      1.2 Closing. Unless this Agreement shall have been terminated pursuant to
Article IX hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15821 Ventura Boulevard, Suite 525, Encino, CA 91436 at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Exchange Consideration. In exchange for the Interests, Century shall issue to the Members 492,021.29 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Century ("Preferred Stock") in accordance with
Schedule 1.1 hereto. In exchange for the Versatile Shares, Century shall issue to the Stockholders 1,968,085.05 shares of Preferred Stock in accordance with
Schedule 1.1 hereto. The aggregate shares of Preferred Stock to be issued to the Members and Stockholders hereunder shall be 2,460,106.34 shares of Preferred Stock ("Century's Preferred Shares"), which shall be convertible into 246,010,634 shares of Century's common stock ("Conversion Shares"), subject to Stockholder Approval as defined in Section 4.3(a) hereof. The Conversion Shares shall represent 94.7% of the issued and outstanding shares of common stock of Century, on an as converted basis and fully diluted basis immediately following the Closing, prior to giving effect to any issuance of any interests, ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities by Bella, Versatile or Century in connection with the Equity Financing (as defined in Section 7.1(k) hereof) and prior to giving effect to any adjustment in the following paragraph.

      Notwithstanding the immediately preceding paragraph to the contrary, if the number of shares of Century's common stock that may be acquired upon conversion of the Preferred Stock to be acquired by the investors in consideration of the first $4,500,000 in the Equity Financing exceeds 33,300,000


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shares on a pre-Reverse Split basis (i.e., the common stock equivalent purchase price per share of Century's common stock underlying the Preferred Stock is less than approximately $0.135 on a pre-Reverse Split basis), then the aggregate number of shares of Preferred Stock issued to the Members and the Stockholders at the Closing shall be reduced by the number of shares of Preferred Stock determined by dividing (i) the number of shares of Century's common stock in excess of 33,300,000 underlying the Preferred Stock issued to investors for such $4.5 million in the Equity Financing, by (ii) 100. Such reduction shall be allocated among the Members and Stockholders in proportion to the number of Preferred Shares such Members and Stockholders would have received prior to any such reduction.

      1.4 Delivery of Certificates Representing the Versatile Shares. At Closing, each Stockholder shall deliver the certificate(s) representing the Versatile Shares owned by such Stockholder, duly endorsed for transfer to Century or accompanied by stock powers duly endorsed for transfer to Century, with (i) all such other documents as may be required to vest in Century good and marketable title to the Versatile Shares free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all necessary documentary stamps. Versatile shall recognize and record the transfers described in this Section 1.4 on its transfer books.

      1.5 Delivery of Assignment of Interests. At Closing, Bella shall deliver to Century a certificate duly executed and authorized by each of its managers and/or managing members certifying to the ownership of the Interests by each Member as set forth on Schedule 1.1 hereof, and each Member shall deliver an assignment or other acceptable instrument of transfer of the Interests owned by such Member, duly executed by the Member with (i) all such other documents as may be reasonably requested to vest in Century good and marketable title to the Interests free and clear of any and all Liens, and (ii) all necessary documentary stamps. Bella shall record the transfer of the Interests described in this Section 1.5 on its transfer books.

      1.6 Issuance of Certificates Representing Century's Preferred Shares. At Closing, Century will issue Century's Preferred Shares to the Members and Stockholders as provided in Schedule 1.1 hereto. Century's Preferred Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Members or Stockholders without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing Century's Preferred Shares will contain the appropriate restrictive legends.
1.7 Tax Consequences. It is intended by the parties hereto that the Members' and Stockholders' contribution and transfer of the Interests and Versatile Shares, respectively, to Century in exchange for Century's Preferred Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

      1.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including qualifying the Transaction as a tax-deferred exchange within the meaning of Section 351 of the Code, and to vest Century with full right, title and possession to the Interests or Versatile Shares, the Members, Stockholders and Century will take all such lawful and necessary action.

      1.9 Transaction Deposit. Century, Versatile and Bella hereby acknowledge Versatile's prior payment to Century of a $50,000 deposit ("Deposit").


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

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF MEMBER AND STOCKHOLDERS

      Each Member and Stockholder for himself only, and not with respect to any other Member or Stockholder, hereby severally represents and warrants to, and covenants with, Century with respect to such Member or Stockholder as follows:

      2.1 Ownership of Interests. Each Member and Stockholder is both the record and beneficial owner of the Interests and Versatile Shares, respectively, set forth beside such Member's and Stockholder's name on Schedule 1.1 hereto. Each Member and Stockholder is not the record or beneficial owner of any other Interests or Versatile Shares, respectively. The information set forth on
Schedule 1.1 with respect to each Member and Stockholder is accurate and complete.

      2.2 Authority of Members. Each Member and Stockholder that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each such Member or Stockholder has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement), and (ii) carry out each such Member's and Stockholder's obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Each Member and Stockholder that is a corporate or other entity has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which each such Member or Stockholder has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement) and to carry out each such Member's and Stockholder's obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by each Member and Stockholder of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Member or Stockholder is a party or is bound or to which any of the Interests or Versatile Shares are subject, or, to such Member's or Stockholder's knowledge, any Legal Requirement (as defined herein) to which such Member or Stockholder is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Interests or Versatile Shares. This Agreement, and each Member's and Stockholder's ancillary documents to be executed and delivered by such Member or Stockholder at the Closing, has been duly executed and delivered by such Member or Stockholder (and each ancillary document to be executed and delivered by such Member or Stockholder at or after the Closing will be duly executed and delivered by such Member or Stockholder), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Member or Stockholder will constitute, and assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, as applicable, such Member's or Stockholder's legal, valid and binding obligation, enforceable against such Member or Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. For purposes of this Agreement,
(x) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).


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      2.3 Title To Interests. Each Member and Stockholder has and shall transfer to Century at the Closing, good and marketable title to the Interests and Versatile Shares shown as owned of record by such Member and Stockholder on
Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

      2.4 Pre-emptive and Conversion Rights. At Closing, no Member or Stockholder has any pre-emptive rights or rights to acquire any Interests or Versatile Shares that have not been waived or exercised.

      2.5 Acquisition of Century's Preferred Shares for Investment.

            (a) Each Member and Stockholder is acquiring Century's Preferred Shares for investment for Member's or Stockholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Member and Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Member and Stockholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of Century's Preferred Shares.

            (b) Each Member and Stockholder understands that Century's Preferred Shares are not registered under the Securities Act, that the issuance of Century's Preferred Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Century's reliance on such exemption is predicated on the Member's and Stockholder's representations set forth herein. Each Member and Stockholder represents and warrants that: (i) he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Century's Preferred Shares.

            (c) Each Member and Stockholder acknowledges that neither the U.S. Securities and Exchange Commission ("SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.


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            (d) Each Member and Stockholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Century's Preferred Shares. To the full satisfaction of each Member and Stockholder, he has been furnished all materials that he has requested relating to Century and the issuance of Century's Preferred Shares hereunder, and each Member and Stockholder has been afforded the opportunity to ask questions of Century's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Members or Stockholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Century set forth in this Agreement, on which each Member and Stockholder have relied in making an exchange of his Interests and Versatile Shares for Century's Preferred Shares.

            (e) Each Member and Stockholder understands that Century's Preferred Shares, and the Conversion Shares in the event of conversion, may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering Century's Preferred Shares, or the Conversion Shares in the event of conversion, or any available exemption from registration under the Securities Act, Century's Preferred Shares and the Conversion Shares may have to be held indefinitely. Each Member and Stockholder further acknowledges that Century's Preferred Shares, and the Conversion Shares in the event of conversion, may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Century's compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act")).


                                  ARTICLE III


             REPRESENTATIONS AND WARRANTIES BY BELLA AND VERSATILE

      Each of Bella and Versatile for itself only, and not with respect to the other party, hereby severally represents and warrants to, and covenants with, Century as follows:

      3.1   Organization and Qualification.

            (a) Bella is a limited liability company duly formed or organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Bella to be conducted. To its knowledge, Bella is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 11.2(b)) on Bella. Complete and correct copies of the articles of organization and operating agreement (collectively referred to herein as "Bella's Charter Documents") of Bella, as amended and currently in effect, have been heretofore delivered to Century. Bella is not in violation of any of the provisions of Bella's Charter Documents.


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            (b) Versatile is a corporation duly formed or organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Versatile to be conducted. To its knowledge, Versatile is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Versatile. Complete and correct copies of the articles of incorporation and bylaws (collectively referred to herein as "Versatile's Charter Documents") of Versatile, as amended and currently in effect, have been heretofore delivered to Century. Versatile is not in violation of any of the provisions of Versatile's Charter Documents

            (c) Each Company is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either Company.

            (d) The minute books or the equivalent of each Company to the extent of their existence contain true and accurate records of meetings and true, complete and accurate records of consents in lieu of meetings of its managers, managing members, directors (and any committees thereof), similar governing bodies, members and stockholders ("Corporate Records"), since the time of each Company's organization. Copies of such Corporate Records of each Company have been heretofore delivered to Century.

      3.2   Subsidiaries.  Neither Company has any subsidiaries.

      3.3   Capitalization.

            (a) At the close of business on the business day prior to the date hereof, Schedule 1.1 hereto contains all of the outstanding Interests of Bella. All Interests on Schedule 1.1 have been validly issued, fully paid and are nonassessable. Except as set forth in Schedule 1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities of Bella, and there are no agreements or commitments obligating Bella to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Interests, options, warrants and other securities of Bella have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in Schedule 3.3 hereto, there are no commitments or agreements of any character to which Bella is bound obligating Bella to accelerate the vesting of any options or warrants as a result of the Transactions. Bella has heretofore delivered to Century true, complete and accurate copies of all options, warrants and other securities of Bella, if any, including any and all documents and agreements relating thereto.


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            (b) The authorized capital stock of Versatile consists of 100 shares of common stock, no par value ("Versatile Common Stock"). At the close of business on the business day prior to the date hereof, (i) 90 shares of Versatile Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Versatile Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Versatile Common Stock granted to employees of Versatile or other Persons, (iii) no shares of Versatile Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Versatile Common Stock, and (iv) no shares of Versatile Common Stock were reserved for issuance upon the conversion of outstanding convertible securities of Versatile. Except as set forth in Schedule
1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities of Versatile, and there are no agreements or commitments obligating Versatile to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Versatile Shares, options, warrants and other securities of Versatile have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts.

            (c) Except as set forth in Schedule 3.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of either Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.3 hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which either Company is a party or by which it is bound obligating either Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any interests, shares of capital stock, partnership interests or similar ownership interests of either Company or obligating either Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (d) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which either Company is a party or by which either Company is bound with respect to any interests, equity securities, partnership interests or similar ownership interests of any class of either Company, and there are no agreements to which either Company is a party, or which either Company has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

      3.4 Authority Relative to this Agreement. Each Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by each Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of each Company (including the approval by its managers, managing members, members, directors and stockholders), and no other proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of each Company, enforceable against each Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.


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

      3.5   No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by each Company does not, and the performance of this Agreement by each Company shall not, (i) conflict with or violate either Company's Charter Documents, (ii) to its knowledge, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair either Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of either Company pursuant to, any Material Contracts (as defined below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either Company.

            (b) The execution and delivery of this Agreement by each Company does not, and the performance of each Company's obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which each Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either Company or, after the Closing, Century, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. To the knowledge of each Company, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on either Company. To each Company's knowledge, the businesses and activities of each Company have not been and are not being conducted in violation of any Legal Requirements. Neither Company is in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on
Schedule 3.6, to each Company's knowledge, no written notice of non-compliance with any Legal Requirements relating or with respect to the business of each Company has been received by each such Company (and each Company has no knowledge of any material such notice delivered to any other Person). To each Company's knowledge, it is not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.


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

      3.7   Financial Statements.

            (a) The audited financial statements to be provided by Versatile to Century prior to the Closing will be a complete copy of the audited financial statements (including, in each case, any related notes thereto) of Versatile for the fiscal years ended December 31, 2004 and 2003, which statements will be prepared in accordance with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be audited in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of Versatile at the dates thereof and the results of its operations and cash flows for the periods indicated, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The unaudited financial statements to be provided by each Company to Century prior to the Closing will be a complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of each Company for the three-month and nine-month periods ended September 30, 2005 and 2004, which statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be reviewed by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of each at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on the Company. Notwithstanding the foregoing, Bella's financial statements shall be for the period from inception (May 13, 2005) through September 30, 2005. The audited financial statements described in Section 3.7(a) and the unaudited financial statements described in this Section 3.7(b) are collectively referred to herein as the "U.S. GAAP Financial Statements."

            (c) To each Company's knowledge, the books of account and other financial records of each Company have been maintained in accordance with good business practice.

      3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, neither Company has any liabilities individually in excess of $25,000 and in the aggregate in excess of $50,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheets of each Company as of September 30, 2005 prepared in accordance with U.S. GAAP, which have been delivered to Century, and (ii) such liabilities arising in the ordinary course of each Company's business since September 30, 2005, none of which would have a Material Adverse Effect on the Company.

      3.9 Absence of Certain Changes or Events. Except as set forth in Schedule
3.9 hereto or in the interim balance sheets of each Company as of September 30, 2005, since September 30, 2005, there has not been: (i) any Material Adverse Effect on either Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, either Company's equity or other securities, or any purchase, redemption or other acquisition by either Company of any of equity or other securities or any options, warrants, calls or rights to acquire any such equity or other securities, (iii) any split, combination or reclassification of either Company's capital, (iv) any granting by either Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by either Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by either Company of any increase in severance or termination pay or any entry by either Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving either Company of the nature contemplated hereby, (v) entry by either Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section
3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by either Company with respect to any Governmental Entity, (vi) any material change by either Company in its accounting methods, principles or practices, (vii) any change in the auditors of either Company, (vii) any issuance of equity or other securities of either Company, or (viii) any revaluation by either Company of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of either Company other than in the ordinary course of business.

      3.10 Litigation. Except as disclosed in Schedule 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of either Company threatened against them, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on either Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      3.11 Employee Benefit Plans. Except as disclosed in Schedule 3.11 hereto, neither Company has any written employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements covering any active or former employee, director or consultant of either Company, or any trade or business (whether or not incorporated) which is under common control with either Company (collectively, the "Plans").

      3.12 Labor Matters. Except as disclosed in Schedule 3.12 hereto, neither Company is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by either Company nor does either Company know of any activities or proceedings of any labor union to organize any such employees.

      3.13 Restrictions on Business Activities. Except as disclosed on Schedule
3.13 hereto, to each Company's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon either Company or to which either Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of either Company, any acquisition of property by either Company or the conduct of business by either Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on either Company.

      3.14  Title to Property.

            (a) All leases of real property held by each Company and all personal property and other property and assets of each Company (other than real property) owned, used or held for use in connection with the business of each Company (the "Personal Property") obligating each Company to make annual payments in excess of $15,000 are shown or reflected on the balance sheets of each Company prepared in accordance with U.S. GAAP or in Schedule 3.14. To each Company's knowledge, each Company owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of each Company prepared in accordance with U.S. GAAP or in Schedule 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of each Company.

            (b) To each Company's knowledge, all leases pursuant to which each Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to each Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on each Company.

      3.15  Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. Except as set forth in Schedule 3.15 hereto, to each Company's knowledge:

                (i) Each Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by each Company with any Tax authority prior to the date hereof, except such Returns which are not material to each Company. All such Returns are true, correct and complete in all material respects. Each Company has paid all Taxes shown to be due on such Returns.

                (ii) All Taxes that each Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                (iii) No audit or other examination of any Return of either Company by any Tax authority is presently in progress, nor has either Company been notified of any request for such an audit or other examination.

                (iv) Neither Company has taken any action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a tax-deferred exchange within the meaning of
Section 351 of the Code.

      3.16 Environmental Matters. Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to each Company's knowledge: (i) each Company has complied with all applicable Environmental Laws;
(ii) the properties currently owned or operated by each Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by each Company were not contaminated with Hazardous Substances during the period of ownership or operation by each Company; (iv) neither Company is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Company has been associated with any release or threat of release of any Hazardous Substance;
(vi) neither Company has received any notice, demand, letter, claim or request for information alleging that either Company may be in violation of or liable under any Environmental Law; and (vii) neither Company is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law

      3.17 Brokers; Third Party Expenses. Neither Company nor, to each Company's knowledge, any Member or Stockholder has incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed on Schedule 3.17, no membership interests, ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of either Company or Century are payable to any third party by either Company or any Member or Stockholder as a result of this Transaction.

      3.18  Intellectual  Property.  For the  purposes  of this  Agreement,  the
            ----------------------
following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents") worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, "Trademarks"), worldwide; (vii) all databases and data collections and all rights therein; and
(viii) all moral and economic rights of authors and inventors, however denominated.

            "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or licensed to, either Company.

            "Company Products" means all current versions of products of either Company.

            (a) Except as disclosed on Schedule 3.18, to each Company's knowledge, the Company Intellectual Property and Company Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by either Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on either Company.

            (b) Except as disclosed on Schedule 3.18 hereto, to each Company's knowledge, each Company either owns and has good and marketable title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or has one or more licenses sufficient for each Company's use of Company Intellectual Property; and each Company is the owner or licensee of all Trademarks used in connection with the operation or conduct of the business of each Company including the sale of any products by either Company.

            (c) The operation of the business of each Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products of each Company (including Company Products) and (ii) each Company's use of any product, device or process, to each Company's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

            (d) Except as set forth on Schedule 3.18 hereto, Versatile owns all right, title and interest in and to the Trademark "People's Liberation" and "William Rast" in the jurisdictions set forth on Schedule 3.18 hereto.

      3.19  Agreements, Contracts and Commitments.

            (a) Schedule 3.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Contracts" shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which either Company is a party or by or to which any of the properties or assets of either Company may be bound, subject or affected (including without limitation notes or other instruments payable by or to either Company), and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (present or future) to either Company in excess of $25,000 in the aggregate, or (II) under which or in respect of which either Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $25,000, and (y) without limitation of subclause (x), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from either Company;

                  (ii) any guaranty, direct or indirect, by either Company or any officer, director or 5% or more stockholder ("Insider") of either Company of any obligation of either Company for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of either Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of either Company;

                  (iv) any obligation to register any shares of the capital stock or other securities of either Company with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by either Company of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract with either Company to which any Insider of either Company is a party.

            (b) Each Material Contract was entered into at arms' length and in the ordinary course, is in full force and effect and, to each Company's knowledge, is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts have been heretofore delivered to Century.

            (c) Except as set forth in Schedule 3.19, neither Company nor, to each Company's knowledge, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract, which breach, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on either Company, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on either Company. Each Material Contract to which either Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on either Company.

      3.20 Insurance. Schedule 3.20 sets forth each Company's insurance policies covering the assets, business, equipment, properties, operations, employees, officers, directors, managers and managing members (collectively, the "Insurance Policies") of each Company which each Company reasonably believes are adequate in amount and scope for the business in which it is engaged.

      3.21 Governmental Actions/Filings. To the knowledge of each Company, each Company holds, and has made, all Governmental Actions/Filings reasonably necessary to the conduct by each Company of its business (as presently conducted), except with respect to any Governmental Actions/Filings the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on either Company.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      3.22  Intentionally Omitted.

      3.23  Intentionally Omitted.

      3.24 Management. During the past five year period, to each Company's knowledge, no current or former manager, managing member, member, director, executive officer or stockholder of either Company has been the subject of:

            (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

            (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

            (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

                    (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                    (ii)Engaging in any type of business practice; or

                    (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

            (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

            (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

            (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

      3.25 Representations and Warranties Complete. The representations and warranties of each Company included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by each Company in respect of any other representation and warranty of such Company.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CENTURY

      Century represents and warrants to, and covenants with, each Company, as follows:

      4.1   Organization and Qualification.

            (a) Century is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Century to be conducted. To its knowledge, Century is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Century to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Century. Complete and correct copies of the Charter Documents of Century, as amended and currently in effect, have been heretofore delivered to Company. Century is not in violation of any of the provisions of Century's Charter Documents.

            (b) Century is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Century.

      4.2 Subsidiaries. As of the date of this Agreement, Century has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and Century has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      4.3   Capitalization.

            (a) The authorized capital stock of Century consists of 150,000,000 shares of common stock, par value $0.001 per share ("Century Common Stock") and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), of which 3,500,000 shares will be designated as Series A Convertible Preferred Stock pursuant to the Certificate of Designations of Series A Convertible Preferred Stock attached hereto as Exhibit B ("Certificate of Designations"). At the close of business on the business day prior to the date hereof, (i) 13,775,021 shares of Century Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Preferred Stock were issued and outstanding; (iii) no shares of Century Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Century Common Stock granted to certain employees of Century or other parties ("Century Stock Options"); (iv) no shares of Century Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Century Common Stock ("Century Warrants"); (v) no shares of Preferred Stock were reserved for issuance to any party (other than the Members and Stockholders in accordance with this Agreement); and (vi) no shares of Century Common Stock were reserved for issuance upon the conversion of Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All outstanding shares of Century Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Prior to Closing, there will be an aggregate of 3,500,000 shares of authorized but unissued shares of Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), which, subject to the approval of Century's stockholders to effect the Reverse Split, which in any case shall be required to have occurred subsequent to the Closing ("Stockholder Approval"): (i) shall be convertible into 350,000,000 shares of Common Stock on a pre-Reverse Split basis, based on a conversion rate of 100 shares of Common Stock on a pre-Reverse Split basis for each share of Series A Preferred Stock, and (ii) shall be convertible into 37,837,838 shares of Common Stock on a post-Reverse Split basis. Upon the issuance of the shares of the Series A Preferred Stock, and, subject to the Stockholder Approval, the Conversion Shares issuable upon conversion thereof, when issued, will be validly issued, fully paid and non-assessable. The term "Reverse Split" is defined in Section 6.16(a) hereof. Immediately following the Transaction, and assuming no adjustment to the number of Preferred Shares as contemplated by Section 1.3, prior to giving effect to any issuance of securities in connection with the Equity Financing, the Members and Stockholders will own 94.7% of the total combined voting power of all classes of Century stock entitled to vote.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Century, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for this Agreement or as set forth in Schedule 4.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Century is a party or by which it is bound obligating Century to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Century or obligating Century to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. To Century's knowledge, there is no plan or arrangement to issue Century Common Stock or Preferred Stock except as set forth in this Agreement. Except as contemplated by this Agreement and except as set forth in
Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Century is a party or by which it is bound with respect to any equity security of any class of Century.

      4.4 Authority Relative to this Agreement. Century has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Century has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Century's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Century of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Century (including the approval by its Board of Directors), and no other corporate proceedings on the part of Century are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Century and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Century, enforceable against Century in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. Upon the Stockholder Approval, which in any case shall be required to have occurred subsequent to the Closing, the Series A Preferred Stock will be convertible into duly authorized, validly issued, fully paid and nonassessable shares of Century's Common Stock.

      4.5   No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Century and the execution and delivery of each ancillary document to be delivered by Century hereunder do not, and the performance of this Agreement and each such ancillary document by Century shall not: (i) conflict with or violate Century's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Century's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Century pursuant to, any Contracts, except, with respect to clauses
(ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Century.

            (b) Except for: (i) the filing of the Certificate of Designations for the Series A Preferred Stock ("Certificate of Designations") with the appropriate authorities and pursuant to the laws of the State of Delaware, and
(ii) the requirement to obtain the Stockholder Approval which in any case shall be required to have occurred subsequent to the Closing, the execution and delivery of this Agreement by Century does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Century is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Century, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      4.6 Compliance. To Century's knowledge, Century has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Century. To Century's knowledge, the businesses and activities of Century have not been and are not being conducted in violation of any Legal Requirements. Century is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 4.6, to Century's knowledge, no written notice of non-compliance with any Legal Requirements has been received by Century.

      4.7   SEC Filings; Financial Statements.

            (a) Century has made available to Company a correct and complete copy, or there has been available on EDGAR copies, of each report, registration statement and definitive proxy statement filed by Century with the SEC for the 36 months prior to the date of this Agreement (the "Century SEC Reports"), which are all the forms, reports and documents required to be filed by Century with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, the Century SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Century SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Century makes no representation or warranty whatsoever concerning the Century SEC Reports as of any time other than the time they were filed.

            (b) The financial statements (including, in each case, any related notes thereto) contained in the Century SEC Reports for the 12 month period ended September 30, 2004 and any prior periods, comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of Century at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Century taken as a whole. The financial statements (including, in each case, any related notes thereto) contained in the Century SEC Reports for the 12 month period ended September 30, 2005, and in each Century SEC Report filed after the date hereof until the Closing, comply, or shall comply, as applicable, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared, or will be prepared, as applicable, in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents, or will present, as applicable, in all material respects the financial position of Century at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Century taken as a whole.

            (c) Century has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Century with the SEC pursuant to the Securities Act or the Exchange Act.

      4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8 hereto, Century has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Century, except (i) liabilities provided for in or otherwise disclosed in Century SEC Reports filed on or before the date hereof, (ii) liabilities incurred since June 30, 2005 in the ordinary course of business, none of which would have a Material Adverse Effect on Century, and
(iii) those liabilities and obligations specifically set forth in Section 6.11.

      4.9 Absence of Certain Changes or Events. Except as set forth in Schedule
4.9 hereto or in Century SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since June 30, 2005, there has not been: (i) any Material Adverse Effect on Century, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Century's capital stock, or any purchase, redemption or other acquisition by Century of any of Century's capital stock or any other securities of Century or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the designation of the Series A Preferred Stock, any split, combination or reclassification of any of Century's capital stock, (iv) any granting by Century of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Century of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Century of any increase in severance or termination pay or any entry by Century into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Century of the nature contemplated hereby, (v) entry by Century into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Century with respect to any Governmental Entity, (vi) any material change by Century in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Century,
(vii) any issuance of capital stock of Century, or (viii) any revaluation by Century of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of Century other than in the ordinary course of business.

      4.10 Litigation. Except as set forth on Schedule 4.10 hereto or in Century SEC Reports, there are no claims, suits, actions or proceedings pending or to Century's knowledge, threatened against Century, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Century or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      4.11 Employee Benefit Plans. Except as disclosed on Schedule 4.11 hereto, Century does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Century, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

      4.12 Labor Matters. Century is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Century, nor does Century know of any activities or proceedings of any labor union to organize any such employees.

      4.13 Restrictions on Business Activities. To Century's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Century or to which Century is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Century, any acquisition of property by Century or the conduct of business by Century as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Century.

      4.14 Title to Property. Century does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Century has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      4.15 Taxes. Except as set forth in Schedule 4.15 hereto, to Century's knowledge:

            (a) Century has timely filed all Returns required to be filed by Century with any Tax authority prior to the date hereof, except such Returns which are not material to Century. All such Returns are true, correct and complete in all material respects. Century has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that Century is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) Century has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Century, nor has Century executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of Century by any Tax authority is presently in progress, nor has Century been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by Century has been proposed in writing, formally or informally, by any Tax authority to Century or any representative thereof.

            (f) Century has no liability for any material unpaid Taxes which have not been accrued for or reserved on Century's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Century in the ordinary course of business.

            (g) Century has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a tax-deferred exchange within the meaning of
Section 351 of the Code. Century is not an investment company within the meaning of Section 351(e) of the Code.

      4.16 Environmental Matters. Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Century's knowledge: (i) Century has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Century (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Century were not contaminated with Hazardous Substances during the period of ownership or operation by Century; (iv) Century is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Century has not been associated with any release or threat of release of any Hazardous Substance; (vi) Century has not received any notice, demand, letter, claim or request for information alleging that Century may be in violation of or liable under any Environmental Law; and (vii) Century is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      4.17 Brokers. Except for Century's obligations under the Financial Advisory Agreement (as defined in Section 6.11), Century has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      4.18 Intellectual Property. Century does not own, license or otherwise have any right, title or interest in any Intellectual Property.

      4.19  Agreements, Contracts and Commitments.
            -------------------------------------

            (a) Except for the Financial Advisory Agreement, any agreement with Stalt, Inc. ("Transfer Agent"), the agreement with Vero Management, LLC which will be terminated prior to Closing, or as set forth on Schedule 4.19 or in Century SEC Reports, to Century's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, to which Century is a party or by or to which any of the properties or assets of Century may be bound, subject or affected ("Century Contracts").

            (b) To Century's knowledge, each Century Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Century Contracts (or written summaries in the case of oral Century Contracts) and of all outstanding offers or proposals of Century have been heretofore delivered to Company.

            (c) Neither Century nor, to the knowledge of Century, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Century Contract, and no party to any Century Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Century. Each agreement, contract or commitment to which Century is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Century.

      4.20  Insurance.  Century does not maintain any Insurance Policies.

      4.21 Governmental Actions/Filings. To its knowledge, Century has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Century of its businesses (as presently conducted) or used or held for use by Century, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Company. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 4.21 hereto, will not expire prior to December 31, 2005, and Century is in compliance with all of its obligations with respect thereto. To Century's knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 4.21, to Century's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Century to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      4.22 Interested Party Transactions. Except as set forth in the Schedule
4.22 hereto or in Century's SEC Reports, no employee, officer, director or stockholder of Century or a member of his or her immediate family is indebted to Century, nor is Century indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Century, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.22, to Century's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Century is affiliated or with whom Century has a material contractual relationship, or any Person that competes with Century, except that each employee, stockholder, officer or director of Century and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Century. Except as set forth in
Schedule 4.22, to Century's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Century (other than such contracts as relate to any such individual ownership of capital stock or other securities of Century).

      4.23 Indebtedness; Century Assets. Except as set forth on Schedule 4.23, Century has no indebtedness for borrowed money. Immediately prior to the Closing, Century will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of Century with respect to the period prior to Closing which remain unpaid, which Century shall be responsible for payment following the Closing pursuant to Section 6.11 hereof ("Cash Reserve").

      4.24 Over-the-Counter Bulletin Board Quotation. Century Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Century's knowledge, threatened against Century by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Century Common Stock on the OTC BB.

      4.25 Exchange Act Compliance. The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of the Company's common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Century.

      4.26 Board Approval. The Board of Directors of Century (including any required committee or subgroup of the Board of Directors of Century) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

      4.27 Representations and Warranties Complete. The representations and warranties of Century included in this Agreement and any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by Century in respect of any other representation and warranty of Century.


                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

      5.1 Conduct of Business by Company and Century. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Companies and Century shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or set forth on the
Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, none of the Companies or Century shall do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer, manager or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of either Company or Century, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall either Company or Century license on an exclusive basis or sell any Intellectual Property of Company or Century, as applicable;

            (d) Except for employment agreements in the ordinary course or otherwise scheduled or set forth in this Agreement, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, membership interests or ownership interests, or split, combine or reclassify any capital stock, membership interests or ownership interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, membership interests or ownership interests;

            (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, membership interests or ownership interests of either Company or Century, as applicable, except repurchases of unvested shares, membership interests or ownership interests at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, membership interests, ownership interests or convertible or exchangeable securities (except relating to employment and similar agreements);

            (g) Amend its Charter Documents, except for the filing of the Certificate of Designations by Century;

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Century or either Company, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Incur any indebtedness for borrowed money in excess of $100,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Century or either Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than purchase agreements relating to preparing for production, marketing and selling products and services;

            (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course;

            (l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of either Company or of Century, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which either Company is a party or of which either Company is a beneficiary or to which Century is a party or of which Century is a beneficiary, as applicable;

            (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Contract of either Company or Century, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period, other than in the ordinary course or otherwise provided in this Agreement and employment agreements which may be entered into by the Company;

            (p) Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a tax-deferred exchange under Section 351 of the Code;

            (q) Settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary;

            (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (t) above.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

      6.1 Board of Directors of Century. At Closing, the current board of directors of Century shall deliver duly adopted resolutions to: (a) set the size of Century's board of directors to between three (3) and five (5) members effective as of the Closing, the actual number to be determined by resolution of Century's board of directors and to initially equal three (3) members effective as of the Closing; and (b) appoint the following persons to Century's board of directors effective as of the Closing: (i) Daniel S. Guez ("Guez"); (ii) one member designated by Guez, who shall be Dean Oakey, and (iii) one member selected KRM Fund, who shall be Kevin R. Keating, a current director of Century ("KRM Designated Member"); and (c) accepting the resignations of the current officers of Century and the directors of Century (other than Kevin R. Keating) effective as of the Closing ("Resolutions"). At Closing, the current officers of Century and the directors of Century (other than Kevin R. Keating) shall deliver their resignations, as appropriate, as officers and directors of Century to be effective upon the Closing (the "Resignations"). Prior to Closing, the Companies shall deliver or cause to be delivered to Century completed and signed director and officer questionnaires ("Questionnaires") in the English language for the new directors and each officer to be appointed by Century following Closing. The foregoing designations of the new directors (and the officers to be appointed by Century following Closing) shall be subject to Century's receipt of the completed and signed Questionnaires ("D&O Information"). Guez, Colin Dyne and KRM Fund shall execute and deliver at Closing the Voting Agreement which shall provide, among other things, that Guez and Colin Dyne will vote their Century's Preferred Shares (or in the event of conversion, the Conversion Shares) to elect the KRM Designated Member to Century's board of directors for a period of one year following the Closing.

      6.2 Undertaking by Company Accountant. On or before the Closing, the Companies shall obtain, and deliver to Century, an undertaking from Grobstein, Horwath & Co. ("Accountant"), in a form and substance satisfactory to Century, providing that: (i) the Accountant has agreed to an engagement with Century to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of Century and each Company to comply with Century's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the PCAOB, (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for Century and each Company, as applicable, in any regulatory filing by Century prior to or following the Closing, and (v) consenting to the use of its name and the disclosure of its engagement by Century in the Change of Accountant Form 8-K (as defined in Section 6.3) ("Accountant Undertaking"). A signed copy of the engagement letter between Century and Accountant shall be attached to the Accountant Undertaking.

      6.3 Change of Accountants. At Closing, Century shall prepare the Form 8-K announcing the change in Century's certifying accountants from Shelley International ("Century's Accountant") to the Accountant effective as of the Closing ("Change of Accountant Form 8-K"), in a form acceptable to the Companies and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Century's Accountant shall have issued its resignation letter to Century resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("Resignation Letter").

      6.4   Other Actions.

            (a) At least ten (10) days prior to Closing, Century shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14f-1 Information Statement"), and Century shall file the 14f-1 Information Statement with the SEC and mail the same to each of Century's stockholders.

            (b) At least five (5) days prior to Closing, the Companies shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to the Companies, any other information required in connection with Century ceasing to be a shell company as a result of the Transactions, the U.S. GAAP Financial Statements and the Company Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to Century and in a format acceptable for EDGAR filing. Prior to Closing, the Companies shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release"). At the Closing, Century shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (c) At least ten (10) days prior to the Closing, the Companies shall deliver to Century pro forma consolidated financial statements for the Companies, and pro forma consolidated financial statements for the Companies and Century giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements shall have been reviewed by, the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

      Each Company and Century shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each Company and Century shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each Company and Century shall act reasonably and as promptly as practicable.

      6.5 Required Information. In connection with the preparation of the Transaction Form 8-K, 14f-1 Information Statement, and Press Release, and for such other reasonable purposes, each Company and Century shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and members (including the directors and officers of Century to be elected effective as of the Closing pursuant to Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of each Company and Century to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      6.6   Confidentiality; Access to Information.

            (a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

            (b) Access to Information.

               (i) Each Company will afford Century and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of each Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of each Company, as Century may reasonably request. No information or knowledge obtained by Century in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

              (ii) Century will afford each Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Century during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Century, as each Company may reasonably request. No information or knowledge obtained by each Company in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      6.7 No Solicitation. Other than with respect to the Transaction, each Company and Century agree that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving them, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of them, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Century Common Stock, Bella's Interests or Versatile's capital stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each Company and Century further agree that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each Company and Century agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each Company and Century agrees that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.7.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Century, or their respective representatives from, prior to the Closing (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Century's board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, Century's board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Century from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      6.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Century will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to each Company to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on
Schedule 13D.

      6.9   Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Century and its board of directors and each Company and its managers, members, directors, officers and stockholders shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use their commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Century or any Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) Each Company, the Members and Stockholders shall give prompt notice to Century upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of any Company, the Members or Stockholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Century shall give prompt notice to each Company, the Members and Stockholders upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Century to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      6.10 Treatment as a Tax-Deferred Exchange. Century, the Companies, the Members and the Stockholders shall not take any action prior to or following the Transaction that could reasonably be expected to cause the Transaction to fail to qualify as a tax-deferred exchange within the meaning of Section 351 of the Code. Each party hereto agrees to report the Transaction as a tax-deferred exchange within the meaning of section 351 of the Code for Federal income tax purposes.

      6.11 Absence of Material Liabilities. Immediately prior to Closing, Century shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement, in the form attached hereto as Exhibit C ("Financial Advisory Agreement"), (ii) any agreement with the Transfer Agent, (iii) Century Contracts disclosed under Section 4.19 hereto, and (iv) accounts payable and accrued expenses of Century with respect to the period prior to Closing. Century will establish the Cash Reserve provided for in Section 4.23 in an amount equal to the monetary obligations of Century prior to Closing due to the Transfer Agent, pursuant to Century Contracts disclosed under Section 4.19 (other than the Financial Advisory Agreement) and in respect of all unpaid accounts payable and accrued expenses of Century as of Closing (collectively, the "Pre-Closing Cash Obligations"). Upon Closing, to the extent not satisfied by Century prior to or at Closing, the Pre-Closing Cash Obligations will be paid in full from the Cash Reserve. Following the Closing, the Companies shall pay and satisfy Century's obligations under the agreement with the Transfer Agent, and the remaining Century Contracts shall be terminated.

      6.12 Cash Payments at Closing for Financial Advisory Agreement. At Closing, the Companies shall pay the reverse merger fees of $350,000 under the Financial Advisory Agreement less the amount of the Deposit made under Section
1.9 (such sum being referred to herein, as the "Company Closing Payment"). At Closing, the Deposit made under Section 1.9 shall be paid to Keating Securities, LLC ("Keating Securities") by Century in partial payment of the reverse merger fees under the Financial Advisory Agreement ("Century Closing Payment").

      6.13 Business Records. At Closing, Century shall cause to be delivered to the Companies all records and documents relating to Century, which Century possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Century ("Business Records").

      6.14 Registration Statements; Registration Rights. Century shall, following the Closing, register for resale the shares of its common stock underlying the shares of Century's Preferred Stock (or, in the event of conversion, the shares of common stock) issued to the investors (the "Investors") in the Equity Financing (as defined herein) on a registration statement ("Registration Statement") to be filed by Century with the within the time frame and otherwise in accordance with the agreement of Century and the Investors. The Registration Statement shall include 5,850,000 shares of Century's common stock (on a pre-Reverse Split basis) which are currently outstanding and have been granted piggyback registration rights, provided, however, that all such shares with registration rights will be junior with respect to cutbacks to any registration rights granted to the Investors in the Equity Financing, and will be subject to any restrictions on transfer reasonably requested by the Investors in the Equity Financing as a condition to the Equity Financing.

      6.15 Information Statement. As soon as practicable after the Closing, Century shall prepare an information statement pursuant to Rule 14(c) promulgated under Section 14A of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement") in connection with the approval and adoption of the following matters (the "Stockholder Matters"):

            (a) To approve a 1 for 9.25 reverse stock split with special treatment for certain of Century's stockholders to preserve round lot stockholders ("Reverse Split");

            (b) To approve the change of the name of Century to a name selected by Daniel Guez;

            (c) To approve the adoption of a stock incentive plan ("Stock Plan"); and

            (d) All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (c) above.

      Following Closing, KRM Fund shall reasonably cooperate with Century and provide such information available to it as may be necessary or required, in the reasonable determination of counsel to the Companies and to Century, for Century to prepare the Information Statement.

      As soon as practicable following the Closing, Century shall obtain the written consent of holders of the requisite number of voting securities of Century approving the Stockholder Matters, such consent to be effective twenty
(20) days following the filing of the definitive Information Statement with the SEC. Upon receipt of such written consent, Century will file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of Century's securities entitled to vote at a meeting of stockholders.

      In the event the Information Statement is reviewed by the SEC, Century shall respond promptly to any comments of the SEC or its staff with respect to the Information Statement and use its reasonable best efforts to have the Information Statement cleared by the SEC as soon as practicable after its filing, provided, however, in the event that the substance of any review by the SEC involves or inquires with respect to information, filings, reports, financial statements or other circumstances of Century occurring, reported or filed prior to the Closing (the "Pre-Closing Period"), KRM Fund shall, upon the reasonable request of the Companies or Century, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Companies and Century in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Information Statement, including, without limitation, providing such information, addressing such comments, and otherwise resolving such matters as may relate to the Pre-Closing Period and any SEC comments relating thereto or any SEC inquiry thereof.

                                  ARTICLE VII

                         CONDITIONS TO THE TRANSACTION

      7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Companies or Century has material operations relating to the transactions contemplated hereby has expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained.

            (b) Debt Holder Consents. The lenders under any credit facilities, secured loans, mortgages and other indebtedness of the Companies for borrowed money shall have consented in writing to the Transaction (if such consent is required in connection with this Transaction).

            (c) Required Approvals. This Agreement and the Transaction have been duly approved and adopted, by the requisite vote, if any, of the Members and the Stockholders and by the requisite actions of the Board of Directors of Versatile under the laws of the State of California and the Charter Documents, and by the requisite actions of the Board of Directors of Century under the laws of the State of Delaware and Century Charter Documents.

            (d) Certificate of Designations. Prior to Closing, the Board of Directors of Century shall have adopted, and Century shall have filed with, and had accepted by, the Secretary of State of the State of Delaware, the Certificate of Designations attached hereto as Exhibit B.

            (e) 14f-1 Information Statement. At least ten (10) days prior to Closing, Century shall have filed the 14f-1 Information Statement with the SEC, and Century shall have mailed the 14f-1 Information Statement to each of the stockholders of Century, and Century shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

            (f) Simultaneous Exchange. The exchange of the Interests by the Members and the exchange of Versatile Shares by the Stockholders shall each have been consummated. To the extent applicable, each Company shall have obtained modification agreements to all options, warrants, and other agreements eliminating any and all rights to acquire securities of the Companies and terminating all pre-emptive rights.

            (g) Financial Statements; Transaction Form 8-K. The Companies shall have delivered to Century the U.S. GAAP Financial Statements, the Pro Forma Financial Statements and the Transaction Form 8-K, each in a form acceptable to Century, which acceptance shall not be unreasonably withheld. Century shall have filed the Transaction Form 8-K with the SEC at Closing.

            (h) Vero Termination Agreement. Century shall have terminated its agreement with Vero Management, LLC, effective at Closing.

            (i) Voting Agreement. KRM Fund, Colin Dyne and Daniel Guez shall have executed and delivered the Voting Agreement, in the form attached hereto as Exhibit A.

            (j) Blue Sky Laws. The issuance of Century's Preferred Stock to be issued under this Agreement shall be exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Century and the Companies and their respective counsels.

            (k) Equity Financing. Signed subscriptions shall have been received to purchase shares of Century's Series A Preferred Stock in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder ("Equity Financing"), which subscriptions shall represent gross proceeds of not less than $4,500,000, with such gross proceeds having been fully funded into an escrow account established for the Equity Financing the release of which to Century is conditioned only upon the Closing of the Transaction, Century's acceptance of such subscriptions after the Closing and approval of the Equity Financing by Century's board of directors following the Closing. The funds under the Equity Financing shall have been raised on a pre-money valuation of the combined Companies of not less than $20,000,000. The Equity Financing shall not include the issuance of any warrants, whether to the Investors or the placement agents, which have a common stock equivalent exercise price of less than $0.135 (on pre-Reverse Split basis). Each Investor shall in writing release and covenant not to sue the exiting officers and directors of Century for any matter respecting the Equity Financing.

      7.2 Additional Conditions to Obligations of Members, Stockholders and Companies. The obligations of the Companies, the Members and the Stockholders to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by the Companies:

            (a) Representations and Warranties. Each representation and warranty of Century contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Companies shall have received a certificate with respect to the foregoing signed on behalf of Century by an authorized officer of Century ("Century Closing Certificate").

            (b) Agreements and Covenants. Century shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) Director and Officer Resignations and Appointments. Century shall have delivered to the Companies the Resignations and Resolutions in a form satisfactory to the Companies, effective as of the Closing. Century shall also have delivered to the Companies evidence satisfactory to the Companies of the appointment of new directors of Century in accordance with Section 6.1 hereof.

            (d) Consents. Century shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Century taken as a whole.

            (e) Material Adverse Effect. No Material Adverse Effect with respect to Century shall have occurred since the date of this Agreement.

            (f) No Financial Obligations. Immediately prior to the Closing, Century shall have no liabilities or obligations, other than as set forth in
Section 6.11 hereof.

            (g) SEC Compliance; OTC BB Quotation. Immediately prior to Closing, Century shall be in compliance with the reporting requirements under the Exchange Act and shall be quoted on the OTC BB.

            (h) Business Records; Resignation Letter. Century shall have delivered to the Companies the Business Records and the Resignation Letter from Century's Accountants.

            (i) Tax Opinion. Prior to the Closing, the Companies shall have received a written opinion from its tax counsel, in form and substance reasonably satisfactory to the Companies, to the effect that the Transaction will constitute a tax-deferred exchange within the meaning of Section 351 of the Code and such opinions shall not have been withdrawn prior to the implementation of the Transaction. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            (j) Other Deliveries. At Closing, Century shall have delivered to the Companies, Members and Stockholders: (i) certificates representing Century's Preferred Shares to Members and Stockholders as set forth in Schedule 1.1 hereof and in accordance with Section 1.6, (ii) copies of resolutions and actions taken by Century's board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by the Companies and their counsel in order to consummate the transactions contemplated hereunder.

            (k) Form 10-KSB. Prior to Closing, Century shall have filed its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, which report shall include Part III information at the time of filing and not incorporate such information by reference and shall be acceptable to the Companies, which acceptance shall not be unreasonably withheld.

      7.3 Additional Conditions to the Obligations of Century. The obligations of Century to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Century:

            (a) Representations and Warranties. Each representation and warranty of Company, the Members and the Stockholders contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Century shall have received a certificate with respect to the foregoing signed on behalf of the Companies by an authorized officer of Companies, by the Members and by the Stockholders with respect to the foregoing ("Closing Certificate")

            (b) Agreements and Covenants. The Companies, the Members and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

            (c) Consents. The Companies shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to the Companies shall have occurred since the date of this Agreement.

            (e) Accountant Undertaking. The Companies shall have delivered to Century in a timely manner the Accountant Undertaking, in a form satisfactory to Century.

            (f) Closing Payments. The Companies shall have made the Company Closing Payment required by Section 6.12, and Century shall have made the Century Closing Payment required by Section 6.12 hereof.

            (g) D&O Information. The Companies shall have delivered the Questionnaires in a timely manner, and the D&O Information shall be acceptable to Century.

            (h) Change of Accountant Form 8-K; Press Release. The Companies shall have delivered the Change of Accountant Form 8-K and Press Release to Century, each in a form acceptable to Century.

            (i) Financial Advisory Agreement. The Financial Advisory Agreement between Century and Keating Securities, LLC, in the form of Exhibit C hereto, has been duly executed by the parties and authorized and approved by Century's board of directors.

            (j) Other Deliveries. At Closing, the Company, the Members and the Stockholders shall have delivered to Century: (i) documents evidencing the exchange of Interests owned by Members and of the Versatile Shares owned by the Stockholders, in accordance with Sections 1.4 and 1.5, (ii) copies of resolutions and actions taken each Company's board of managers, board of directors, members and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by Century and its counsel in order to consummate the transactions contemplated hereunder.

                                  ARTICLE VIII

                                    SURVIVAL

      Except as specifically set forth in Sections 5.1, 6.14, 6.15, 9.6 and 10.1, and such other provisions contained herein which contemplates the performance of any agreement or covenant by any party hereto after the Closing, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.




                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of Century and the Companies;

            (b) by either Century or any of the Companies if the Transaction shall not have been consummated by November 30, 2005 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Century or any of the Companies if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by any of the Companies, upon a material breach of any representation, warranty, covenant or agreement on the part of Century set forth in this Agreement, or if any representation or warranty of Century shall have become materially untrue, in either case such that the conditions set forth in
Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Century's representations and warranties or breach by Century is curable by Century prior to the Closing Date, then any of the Companies may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from such Company to Century of such breach, provided Century continues to exercise commercially reasonable efforts to cure such breach (it being understood that such Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Century is cured during such thirty (30)-day period); or

            (e) by Century, upon a material breach of any representation, warranty, covenant or agreement on the part of any Company, the Members or the Stockholders set forth in this Agreement, or if any representation or warranty of any Company, the Members or the Stockholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or
Section 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in such representations and warranties or breach by any Company, the Members or the Stockholders is curable by any Company, the Members or the Stockholders prior to the Closing Date, then Century may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Century to the Companies, the Members and the Stockholders of such breach, provided the Companies, the Members and the Stockholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Century may not terminate this Agreement pursuant to this
Section 9.1(e) if it shall have materially breached this Agreement or if such breach by the Companies, the Members or the Stockholders is cured during such thirty (30)-day period).



      9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except
(i) as set forth in this Section 9.2, Section 9.3 and Article XI (General Provisions), each of which shall survive the termination of this Agreement, (ii) if this Agreement is terminated by Century under Section 9.1(b), (c) or (e), or by any Company under Sections 9.1(b) or (c), the Deposit made pursuant to
Section 1.9 shall be retained by Century as liquidated damages and as its sole source of damages for any breach or termination hereof, and (iii) if this Agreement is terminated by any Company under Section 9.1(d), the Deposit made pursuant to Section 1.9 shall be returned by Century to Company.

      9.3 Fees and Expenses. Except as provided in Sections 6.11 and 6.12, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, the Companies shall be responsible for any and all costs and expenses incurred in connection with the preparation and filing of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and the Pro Forma Financial Statements contained therein) and the Information Statement.

      9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Century, the Companies, the Members and the Stockholders.

      9.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

      9.6 Rescission. Notwithstanding anything contained in this Agreement, Stubbs Alderton & Markiles, LLP shall hold, following the Closing, the certificates of Century's Preferred Shares to be delivered to the Members and Stockholders hereunder, and the certificates representing the Interests owned by the Members and the Versatile Shares owned by the Stockholders, together with any assignments and stock powers related thereto, until Century has provided written notice to Stubbs Alderton & Markiles, LLP of the closing of the Equity Financing. In the event the Equity Financing fails to close for whatever reason within three business (3) days following the Closing (or such later time as mutually agreed to by the Companies, Century and KRM Fund, but not more than ten
(10) business days following the Closing, the parties hereto agree that this Agreement and the Voting Agreement are hereby rescinded and the transactions hereunder shall be voided ab initio (the "Rescission"). In the event of the Rescission, (i) Stubbs Alderton & Markiles, LLP shall promptly deliver to Century the certificates representing Century's Preferred Shares (subject to adjustment for any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares occurring after the Closing with respect to such Century's Preferred Shares); (ii) Stubbs Alderton & Markiles, LLP shall promptly deliver to each Member the certificates representing the Interests owned by each Member prior to Closing, together with assignments thereof; (iii) Stubbs Alderton & Markiles, LLP shall promptly deliver to each Stockholder the certificates representing the Versatile Shares owned by each Stockholder prior to Closing, together with stock powers thereof; and (iv) Stubbs Alderton & Markiles, LLP shall deliver the signed resignations of all of the then current officers and directors of Century together with a written consent action of all of the then current directors appointing Kevin R. Keating as the sole director of Century.

      Notwithstanding anything contained herein to the contrary, in the event this Agreement and the Voting Agreement are rescinded and the transactions consummated hereunder voided ab initio, the Companies, the Members and Stockholders who held a position as officer or director of Century following Closing, jointly and severally, agree to indemnify and hold harmless, Century against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against Century or any of its assets, based upon, resulting from or arising out of, the management, operation and ownership of Century from and after the Closing and through and including the effective date of the Rescission, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by Century in connection with the foregoing (including, without limitation, any cost or expense incurred by Century in enforcing its rights pursuant to this Section 9.6). The parties hereto agree that the provisions of this Section 9.6 shall survive the Closing.

                                   ARTICLE X

                             POST-CLOSING COVENANTS

      10.1 The Companies acknowledge that the agreements contained in this
Section 10.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Century would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Century or the Companies to satisfy, perform and comply with the covenants set forth in this Section 10.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on Century and the investment of KRM Fund in Century. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Century agrees to utilize its commercially reasonable efforts to, and the Companies agree to utilize their commercially reasonable efforts to cause Century to, remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act, and to remain quoted on, at a minimum, the OTC BB.

      10.2 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article X shall survive (and not be affected in any respect by) the Closing.


                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a) if to Century, to:

            Century Pacific Financial Corporation
            936 Beachland Boulevard, Suite 13
            Vero Beach, FL USA 32963
            Attn: Kevin R. Keating, President
           (772) 231-7544 telephone
           (772) 231-5947 telecopy

            (b) if to the Companies, the Members or the Stockholders, to:

            Daniel Guez
            Versatile Entertainment, Inc.
            145 East 36th Street
            Los Angeles, CA 90011
            (323) 232-2700
            (323) 232-2722 telecopy

            with a copy to:

            Stubbs Alderton & Markiles, LLP
            15821 Ventura Boulevard, Suite 525
            Encino, CA 91436
            Attn:  John McIvery, Esq.
            (818) 444-4502 telephone
            (818) 474-8602 telecopy


      11.2  Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which the Companies or Century operate, or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures by facsimile or by electronic signature are deemed to constitute original signatures.

      11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Letter of Intent between Century and the Companies shall terminate upon the execution of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). KRM Fund is a third-party beneficiary of the certain provisions contained herein to which KRM Fund derives a benefit and, with respect to such provisions, KRM Fund has the right to enforce them as if it were a signatory to this Agreement.

      11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      11.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Los Angeles, California USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Los Angeles, California USA. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.



                  [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                    CENTURY PACIFIC FINANCIAL CORPORATION



                                    By: /s/ Kevin R. Keating
                                        ----------------------------
                                        Kevin R. Keating, President


                                    BELLA ROSE, LLC



                                    By: /s/ Daniel S. Guez
                                        ----------------------------
                                        Daniel S. Guez, Manager


                                    MEMBERS:

                                    /s/ Daniel S. Guez
                                    -------------------------------
                                    Daniel S. Guez, Individually


                                    Fashionistas, LLC (formerly known as FOADB
                                    Investors, LLC)



                                    By: /s/ Joseph Miller
                                        ----------------------------
                                        Joseph Miller, Manager


                                    VERSATILE ENTERTAINMENT, INC.




                                    By: /s/ Daniel Guez
                                        ----------------------------
                                        Daniel Guez, President



                                    STOCKHOLDERS:


                                    /s/ Daniel Guez
                                    -------------------------------
                                    Daniel S. Guez, Individually

                                    /s/ Colin Dyne
                                    ----------------------------
                                    Colin Dyne, Individually

                                    /s/ Larry Dyne
                                    ---------------------------
                                    Larry Dyne, Individually

                                    /s/ Tom Nields
                                    ----------------------------
                                    Tom Nields, Individually

                                    /s/ Darryn Barber
                                    ----------------------------
                                    Darryn Barber, Individually

                                    /s/ Frances Beall
                                    ----------------------------
                                    Frances Beall, Individually


                                    Venture Group, LLC



                                    By:  /s/ Philippe Benoliel
                                         ----------------------------
                                         Philippe Benoliel, Manager


                                    /s/ Ronda Ferguson
                                    ----------------------------
                                    Ronda Ferguson, Individually


                                    Stubbs Alderton & Markiles, LLP



                                    By: /s/ John McIlvery
                                        ----------------------------
                                        John McIlvery, Partner


                                    /s/ Daniel Guez
                                    ----------------------------
                                    Daniel Guez, as custodian for Isabella
                                    Rose Guez UTMA of CA

                                    /s/ Janine Epstein
                                    ----------------------------
                                    Janine Epstein, Individually


                                    /s/ Dean Oakey
                                    ----------------------------
                                    Dean Oakey, Individually




ACKNOWLEDGED AND AGREED
WITH RESPECT TO OBLIGATIONS
UNDER SECTION 6.15 HEREOF:

Keating Reverse Merger Fund, LLC,
a Delaware limited liability company



By: /s/ Timothy J. Keating
    -----------------------------
    Timothy J. Keating, Manager

Index of Exhibits and Schedules


Exhibits

Exhibit A - Voting Agreement

Exhibit B - Certificate of Designations of Series A Preferred Stock

Exhibit C - Financial Advisory Agreement


Schedules

Schedule 1.1 - Company Ownership and Allocation

Company Disclosure Schedules - Bella Rose, LLC and Versatile Entertainment,
Inc.

Century Disclosure Schedules